Exhibit 24
POWER OF ATTORNEY
     KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Harris Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to shares of Harris Corporation’s common stock issuable under the Harris Corporation 2005 Equity Incentive Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 2nd day of December 2005.

/s/ Thomas A. Dattilo

Thomas A. Dattilo
Director

/s/ Terry D. Growcock

Terry D. Growcock
Director

/s/ Lewis Hay III

Lewis Hay III
Director

/s/ Karen Katen

Karen Katen
Director

/s/ Stephen P. Kaufman

Stephen P. Kaufman
Director

/s/ Leslie F. Kenne

Leslie F. Kenne
Director

/s/ David B. Rickard

David B. Rickard
Director

/s/ James C. Stoffel

James C. Stoffel
Director

/s/ Gregory T. Swienton

Gregory T. Swienton
Director

/s/ Hansel E. Tookes II

Hansel E. Tookes II
Director